Exhibit 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

STOCK PURCHASE WARRANT

BLAZE ENERGY CORP., a Delaware corporation (the “Company”) issued this WARRANT as of the ______ day of _______, 200__ (The “Date of Issuance”), to ___________________ (the “Holder”).

1.

Issuance of Warrant, Term.

(a)

For and in consideration of $10, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to the Holder the right to purchase at the Exercise Price (as hereinafter defined) _________ shares (collectively, the “Warrant Shares”) of Common Stock of the Company (the “Common Stock”) as set forth herein, all subject to adjustment and upon the terms and conditions contained herein, together with the other appurtenant rights, powers and privileges hereinafter described.

(b)

This Warrant shall be exercisable at any time and from time to time in whole or in part until ___________.

2.

Exercise Price.

The exercise price per share for the Warrant Shares shall be $________.

3.

Exercise.

(a)

This Warrant may be exercised by the Holder hereof only on a cash basis (but only on the conditions hereinafter set forth) as to all or any increment or increments of the Warrant Shares upon delivery or written notice of intent to exercise to the Company at the Company’s address set forth below its signature below or such other address as the Company shall designate in a written notice to the Holder hereof, together with this Warrant and cash or check payable to the Company for the aggregate Exercise Price of the Warrant Shares so purchased (the “Purchase Price)  Upon exercise of this Warrant, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of Warrant Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder.  If this Warrant shall be exercised with respect to less than all of the Warrant Shares, the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised

(b)

For purposes of this Warrant, “Common Stock” means the Common Stock of the Company, and all other securities of any class of classes (however, designated) of the Company the holders of which have the right, without limitation as to amount, after payment on any securities entitled to a preference on dividends or other distributions upon any dissolution or winding up, either to all or to a share of the balance of payments upon such dissolution, liquidation or winding up.

4.

Covenants and Conditions.

The above provisions are subject to the following:

(a)

Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities laws (“Blue Sky Laws”).  This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest, or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel reasonably satisfactory to the Company that registration is not required under the Securities Act or under applicable Blue Sky Laws.  Transfer of the Warrant Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to same extent as the Warrant and the certificates representing such Warrant Shares shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE OFFERED, SOLD OR TRAMSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

THE SHARES SUBJECT TO THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PUSUANT TO THE TERMS OF

THAT STOCK PURCHASE WARRANT DATED AS OF JUNE 28, 1999, AND ISSUED BY THE COMPANY.  COPIES OF THE STOCK PURCHASE WARRANT MAY BE OBTAINED FROM THE COMPANY’S SECRETARY.

(b)

The Company covenants and agrees that all Warrant Shares that may be issued upon exercise of this Warrant will, upon issuance and payment therefore, be legally and validly issued and outstanding, fully paid and non-assessable.  The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

(c)

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any Warrant Shares issued upon exercise of this Warrant with applicable federal and state securities laws.  In furtherance of the foregoing, the Holder represents and warrants:

(i)

The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests;

(ii)

The Holder is acquiring this Warrant, and will acquire the Warrant Shares, for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.  The Holder understands that this Warrant has not been, and the Warrant Shares will not be, registered under the Securities Act or any Blue Sky Laws by reason of exemptions from the registration provisions of the Securities Act and such Blue Sky Laws that depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations;

(iii)

The Holder is familiar with the provisions of Rule 144 under the Act which permits the limited resale or restricted securities, subject to the satisfaction of certain conditions;

(iv)

The Holder has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and the opportunity to review the Company’s facilities, financial statements and any other documents requested by the Holder.  The Holder has also had an opportunity to ask questions of officers of the Company, which were answered to its satisfaction.

5.

Transfer of Warrant.

Subject to the provisions of Paragraph 4, this Warrant or the Warrant Shares may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant or the Warrant Shares to the Company with written instructions for such transfer; provided, however, that the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company or its affiliated with any such competitor.  Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions.  The Company shall pay all expenses in connection with the preparation, issuance and delivery of Warrants under this Paragraph 5.

6.

Warrant Holder Not Shareholder; Rights Offering.

This Warrant does not confer upon the Holder hereof, as such, any right whatsoever, as a shareholder of the Company.  Notwithstanding the foregoing, in the event the Company should offer to all the Company’s shareholders the right to purchase any securities of the Company, then all of the Warrant Shares shall be deemed for such purpose to be outstanding and owned by the Holder as of the subscription date and the Holder shall be entitled to participate in such rights offering as if it were a shareholder.

7.

Antidilution; Adjustment.

(a)

The number of Warrant Shares purchasable hereunder are subject to adjustment from time to time, as follows:

(i)

If the Company at any time subdivides its Common Stock, the number of Warrant Shares issuable pursuant to this Warrant will be proportionately increased.  If the Company at any time combines its Common Stock, the number of Warrant Shares issuable pursuant to this Warrant will be proportionately decreased.

(ii)

If the Company at any time pays a dividend payable in, or makes any other distribution (except any distribution specifically provided for in the foregoing subsections (i)) of Common Stock, then the number of Warrant Shares issuable pursuant to this Warrant will be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution of stockholders to that number of Warrant Shares determined by multiplying the number of Warrant Shares issuable immediately prior to such date of determination be a fraction (A) the numerator of which will be the total number of Common Stock outstanding immediately after such dividend or distribution, calculated on a fully diluted basis as provided by Section 1(c) of this Warrant, and (B) the denominator of which will be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, calculated on a fully diluted basis as provided in Section 1(c) of this Warrant.

(iii)

The number of shares reserved for issuance pursuant to this Warrant will automatically be adjusted without further action by the Company in the event of any adjustment of the number of Warrant Shares issuable pursuant to this Warrant.

(b)

In the event of a merger, consolidation, recapitalization, combination or exchange of Common Stock occurring after the date hereof pursuant to which the Company is not the surviving entity (an “Acquisition”), the Company covenants that it will obtain from the acquiring entity, as a condition to the closing of such a transaction or event, the right for the Holder to exchange this Warrant, at its sole option and in lieu of exercise hereof, for a warrant to purchase the equivalent number of shares of the equivalent class of shares of the acquiring entity on a fully diluted basis.  The period of exercise of such new warrant shall be equal to the remaining duration of the exercise period of this Warrant.  If, as a result of such Acquisition, the shareholders of the Company immediately prior to such Acquisition own at least a majority of the shares of voting capital stock, assuming full exercise or conversion of all securities exercisable for or convertible into such voting capital stock, outstanding after such Acquisition and are entitled upon liquidation to receive a majority of the assets of the surviving entity, then the method of calculating the number of Warrant Shares set forth in Paragraph 1 hereof shall remain unaffected; otherwise, this Warrant shall, after such Acquisition, permit the Holder to purchase that percentage of Warrant Shares or other consideration of the acquiring entity which the Holder would be entitled to receive as a result of such a merger, consolidation, recapitalization, combination or exchange of shares if this Warrant had been exercised in full immediately prior to such merger, consolidation, recapitalization, combination or exchange of shares (or the record date, if any, for such a transaction or event) for the same aggregate exercise price as provided for in this Warrant.

(c)

If the Company shall issue or sell any shares of Common Stock (or securities exercisable for or convertible into shares of Common Stock (other than pursuant to the Company’s stock option plan(s)) after the Date of Issuance for no consideration or for a consideration per share less than the Fair Market Value (as defined below), then in such event the number of Warrant Shares issuable pursuant to this Warrant will be adjusted, from and after the date of such issuance, to that number of Warrant Shares determined by multiplying (i) the number of Warrant Shares issuable pursuant to this Warrant immediately prior to such issuance or sale, by a fraction (ii) (x) the numerator of which shall be the total number of shares of Common Stock outstanding, calculated on a fully diluted basis as provided for in Section 1(c), immediately after such issuance or sale, and (y) the denominator of which shall be the total number of shares of Common Stock outstanding, calculated on a fully diluted basis as provided for in Section 1(c), immediately prior to such issuance or sale.

8.

Notices.

Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing.  The date of personal delivery, telecopy or telex or one business day after delivery to such courier service or two days after mailing, as the case may be, shall be the date of such notice, election or demand.  For purposes of this Agreement:

The address of Holder is:

________________________

_______________________

________________________

The address of Company is:

Environmental Energy Services, Inc.

3350 Americana Terrace, Suite 215

Boise, ID 83706

Attention:  Gregory Holsted

9.

Amendment and Waiver.

Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

10.

Description Heading; Governing Law.

The description headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  ALL QUESTIONS CONCERNING THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF OKLAHOMA WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS OR RULE (WHETHER OF THE STATE OF GEORGIA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICATION OTHER THAN THE STATE OF IDAHO.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

“COMPANY”:

BLAZE ENERGY CORP.

By: ___________________________________

A.

Leon Blaser, Chief Executive Officer

“HOLDER”:

By: __________________________________

Name: ______________________